SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 25, 2015

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1044 Northern Blvd.,

Roslyn, New York, 11576-1514

(Address of principal executive offices and zip code)

(718) 888-1814

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01       OTHER EVENTS.

On March 25, 2015, Sino-Global Shipping America, Ltd. (the “Company” or “Sino-Global”) issued a press release to further update its press release issued on January 26, 2015 (the “Press Release”) and its Current Report on Form 8-K dated January 26, 2015 filed with the Securities and Exchange Commission (the “SEC”) on January 26, 2015 (the “1/26/2015 8-K”) disclosing that the Company had entered into a Memorandum of Understanding to acquire, subject to a number of conditions, a small oil/chemical tanker (the “Vessel”) from Rong Yao International Shipping Limited, a Hong Kong corporation (the “Vessel Seller”). Since the issuance of the Press Release and the filing with the SEC of the 1/26/2015 8-K, the Company has been undertaking its due diligence of the Vessel and continuing its negotiations with the Vessel Seller on the purchase price, closing conditions, post-closing purchase price adjustments, and the form of payment of the purchase price. In March 2015, the Company and the Vessel Seller agreed generally that upon and subject to the closing of the proposed Vessel acquisition, Sino-Global will issue 1.2 million shares of its common stock to the Vessel Seller as partial payment of the Vessel purchase price. The parties further agreed that such payment will be valued at $2.22 million, with each share of the Company’s common stock being valued at $1.85.

Mr. Lei Cao, Chief Executive Officer of the Company, indicated that the Vessel Seller’s willingness to accept $2.22 million of any purchase price agreed to by Sino-Global and the Vessel Seller through the issuance to the Vessel Seller of 1.2 million shares of Sino-Global’s common stock at a 23% premium to the March 20, 2015 closing price of Sino-Global’s common stock on the Nasdaq Capital Market, is an important and significant validation of the Vessel Seller’s belief in the Company’s strategic direction, its growth potential and the ability of Sino-Global’s seasoned senior management team to execute its business plan.

After careful consideration of, among other factors, the Vessel Seller’s agreement to accept 1.2 million shares of Sino-Global’s common stock valued at $2.22 million, the current market price of the Company’s common stock, which the Company’s Board of Directors (the “Board”) believes is undervalued, and the Board’s continued focus on protecting and increasing shareholder value and making decisions in what it believes to be the best interest of Sino-Global’s shareholders, the Company has determined to terminate its current securities offering.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

99.1 Press release dated March 25, 2015

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINO-GLOBAL SHIPPING AMERICA, LTD.

By:	/s/ Lei Cao
Lei Cao
Chief Executive Officer

Dated: March 25, 2015